                                                                       EXHIBIT 1

                           STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (the "AGREEMENT"), dated as of the 2nd day of June, 1997, by and between HORSHAM ENTERPRISES LIMITED, a British Virgin Islands corporation ("PURCHASER") having offices at Columbus Centre Building, Wickams Cay, Road Town, Tortola, British Virgin Islands, and KELLSTROM INDUSTRIES, INC., a Delaware corporation ("SELLER") having offices at 14000 N.W. 4th Street, Sunrise, Florida 33325.

     WHEREAS, Seller owns 100,000 ordinary shares, NIS 0.002 par value per share (the "FIRST ORDINARY SHARES"), of Rada Electronic Industries Limited (the "COMPANY"); and

     WHEREAS, by a stock purchase agreement to be entered into between the Company and the Seller, the Seller will exercise its rights of first refusal granted to it pursuant to a First Refusal Agreement dated June 22, 1995 so as to call for the Company to issue to the Seller 1,298,000 Ordinary Shares, NIS 0.002 par value per share (the "SECOND ORDINARY SHARES"), of the Company upon the exercise by Purchaser of the Option (as defined below); and

     WHEREAS, subject to the exercise of the Option and the fulfillment or satisfaction of the Condition Precedent (as defined below) the Seller desires to sell, and Purchaser desires to purchase, the First Ordinary Shares and the Second Ordinary Shares (together the "SHARES") subject to the terms and conditions of this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, Seller and Purchaser hereby agree as follows:


                                   SECTION 1

                                 INTERPRETATION
                                 --------------

     1.1  DEFINITIONS.  In this Agreement unless the context otherwise requires
          --------------
the following words and expressions shall bear the meaning set opposite them:

          "LONG STOP DATE"          means July 11, 1997;

          "CONDITION PRECEDENT"     means the definition assigned to the term in
                                    Section 4.1;

          "OPTION" means the right granted by the Seller to the Purchaser pursuant to Section 2.1 for the Purchaser to call for the Seller to subscribe for the Second Ordinary Shares and thereafter for the Seller to sell to the Purchaser the Shares upon the Condition Precedent being fulfilled;

          "OPTION PERIOD"           means the period of commencing on the date
                                    of this Agreement and terminating on the Long Stop Date;

          "OPTION NOTICE"           means the notice in the form set out in
                                    Exhibit A to be served on the Seller by the Purchaser upon the Purchaser exercising the Option in accordance with Section 2.2; and

          "WORKING DAYS"            means those days of the year on which the
                                    Company's ordinary shares are traded on the Nasdaq National Market.


                                   SECTION 2

                                     OPTION
                                     ------

     2.1  OPTION.  In consideration of the sum of one dollar ($1) paid by the
          ------
Purchaser (receipt of which is acknowledged by the Seller), the Seller grants irrevocably and unconditionally to the Purchaser the right exercisable at any time during the Option Period to require the Seller to subscribe for the Second Ordinary Shares and, following the fulfillment of the Condition Precedent, to sell the Shares to the Purchaser for the Purchase Price (as defined in Section
3.1 below) in accordance with the terms and conditions of this Agreement.

     2.2  OPTION TERM.  The Option shall be exercisable at any time during the
          -----------
Option Period by the Purchaser serving the Option Notice upon the Seller.


                                   SECTION 3

                          SALE AND PURCHASE OF SHARES
                          ---------------------------

     3.1  SALE AND PURCHASE OF THE SHARES.   The Seller and the Purchaser agree
          -------------------------------
that following the exercise of the option by the service of the Option Notice by the Purchaser on the Seller and the fulfillment of the Condition Precedent and upon and subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and agreements contained herein, Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, the Shares. The aggregate purchase price for the Shares sold pursuant to this Agreement shall be $3,473,512.00 (the "PURCHASE PRICE"), which Purchase Price shall consist of $301,000.00 as payment for the First Ordinary Shares and $3,172,512.00 as payment for the Second Ordinary Shares.


                                 SECTION 4

                 CONDITION PRECEDENT FOR PURCHASE OF THE SHARES
                 ----------------------------------------------

     4.1  CONDITION PRECEDENT.  Following the service of the Option Notice on
          -------------------
the Seller by the Purchaser, the sale and purchase of the Shares shall be conditional upon the Seller applying for, paying for in full and being issued the Second Ordinary Shares (the "CONDITION PRECEDENT") for an aggregate purchase price of $3,172,512.00. It being understood that, notwithstanding anything to the contrary contained herein, Seller shall have no obligation or liability under this Agreement, or in connection with the transactions contemplated hereby, if Seller is unable to subscribe for or purchase the Second Ordinary Shares for an aggregate purchase price of $3,172,512.00 for any reason beyond the control of Seller.


                                   SECTION 5

                    SATISFACTION OF THE CONDITION PRECEDENT
                    ---------------------------------------

     5.1  OPTION EXERCISE.  Following the service of the Option Notice and
          ---------------
deposit into escrow of the Purchase Price, and subject to Section 4.1, Seller shall use its best endeavours to fulfill or procure the fulfillment of the Condition Precedent as soon as possible and in any event by no later than the Long Stop Date.

     5.2  EXTENSION OF OPTION PERIOD.  If the Seller does not fulfill the
          --------------------------
Condition Precedent by the Long Stop Date, the Purchaser and Seller may within 7 working days following the expiration of the initial Long Stop Date extend the Long Stop Date by such period of time as the Purchaser and Seller consider appropriate. If the Purchaser and Seller extend the period for the fulfillment of the Condition Precedent in accordance with the foregoing provisions of this Section, the new date by which the Condition Precedent must be fulfilled shall thereafter be regarded as the "Long Stop Date" and the new revised date by which the Condition Precedent must be fulfilled shall for the purposes of this Agreement be deemed to replace the date set out opposite the definition of the Long Stop Date in Section 1.1.

     5.3  CONDITION PRECEDENT NOT SATISFIED.  In the event that the Condition
          ---------------------------------
Precedent is not fulfilled by the Long Stop Date, then subject to Sections 4.1 and 5.2, the Purchaser shall not be bound to purchase the Shares and the Seller shall not be bound to sell the Shares, and this Agreement shall immediately terminate without prejudice to any accrued rights or remedies of the Seller or the Purchaser.

                                   SECTION 6

            CLOSING, PAYMENT, DELIVERY AND ASSIGNMENT OF WARRANTIES
            -------------------------------------------------------

     6.1  CLOSING DATE.  The closing (the "CLOSING") of the sale and purchase of
          ------------
the Shares hereunder shall be held following the exercise of the Option on the date (the "CLOSING DATE") falling 14 working days immediately following the fulfillment or satisfaction of the Condition Precedent (provided always that, subject to Section 4.1, the Condition Precedent is fulfilled in its entirety by the Long Stop Date) or such other date as shall have been agreed to by Seller and Purchaser.

     6.2  PLACE OF CLOSING.  The place of the Closing (including the place of
          ----------------
delivery to Purchaser by Seller of the certificates evidencing the Shares and the place of payment to Seller by Purchaser of the Purchase Price therefor) shall be at the offices of Fulbright & Jaworski L.L.P. ("ESCROW AGENT"), 666 Fifth Avenue, New York, NY 10103 or such other place as shall have been agreed to by Seller and Purchaser.

     6.3  CLOSING PAYMENT AND DELIVERY.  Upon service of the Option Notice, the
          ----------------------------
Purchaser will pay to Seller, by certified check or wire transfer (to an account designated by Seller), an amount equal to the Purchase Price, and prior to the closing Seller will deliver to Purchaser a certificate or certificates registered in Purchaser's name (or in such name or names as otherwise designated by Purchaser) or a certificate or certificates accompanied by appropriate stock powers, executed in blank, for the Shares, in accordance with, and subject to, the terms and conditions of that certain Escrow Agreement (the "ESCROW AGREEMENT"), to be executed by and among Seller, Purchaser, the Company and Escrow Agent and in substantially the form attached as Exhibit B hereto.

     6.4  ASSIGNMENT OF WARRANTIES.  The Seller hereby agrees that at Closing it
          ------------------------
will assign to the Purchaser the benefit of all warranties and written representations given by the Company to the Seller in any agreement entered into by such parties by which the Company agrees to issue the Second Ordinary Shares to the Seller as are capable of being assigned in conjunction with the transfer of the Second Ordinary Shares, and the Seller shall execute such documents and take such other reasonable steps as shall be required by the Purchaser, including without limitation entering into a Deed of Assignment, to vest the benefit of such warranties and written representations in the Purchaser.


                                   SECTION 7

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

     Seller represents and warrants to Purchaser as follows:

     7.1  ORGANIZATION AND STANDING.  Seller is a corporation duly organized,
          -------------------------
validly existing and in good standing under the laws of its state of organization and is qualified to do business as a foreign corporation in Florida.

     7.2  CORPORATE POWER.  Seller has all requisite corporate power to enter
          ---------------
into this Agreement and the Escrow Agreement, to sell the Shares and to carry out and perform its obligations under the terms of this Agreement and the Escrow Agreement.

     7.3  AUTHORIZATION.  This Agreement and the Escrow Agreement have been
          -------------
duly authorized by and are valid and binding obligations of Seller, enforceable against Seller in accordance with their terms subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally.

     7.4  THE FIRST ORDINARY SHARES.  Subject to consummation of the
          -------------------------
transactions contemplated hereby and by the Escrow Agreement, Seller will transfer to Purchaser, and Purchaser will acquire, good, valid and marketable title to the First Ordinary Shares, free and clear of any mortgage, debenture, charge, pledge, lien or other encumbrance, other than restrictions under applicable Israeli or United States federal and state securities laws.

     7.5  THE SECOND ORDINARY SHARES.  Subject to consummation of the
          --------------------------
transactions contemplated hereby and by the Escrow Agreement, Seller will transfer to Purchaser, and Purchaser will acquire, such title to the Second Ordinary Shares as Seller shall have acquired from the Company.

     7.6  NO OTHER REPRESENTATIONS OR WARRANTIES.  Except as specifically stated
          --------------------------------------
in this Section 7, Seller makes no other representations or warranties to Purchaser about the Shares or the Company.


                                   SECTION 8

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER
                  -------------------------------------------

     Purchaser represents and warrants to Seller as follows:

     8.1  ORGANIZATION AND STANDING.  Purchaser is a corporation duly organized,
          -------------------------
validly existing and in good standing under the laws of its state of organization.

     8.2  CORPORATE POWER.  Purchaser has all requisite corporate power to enter
          ---------------
into this Agreement and the Escrow Agreement and to carry out and perform its obligations under the terms of this Agreement and the Escrow Agreement.

     8.3  EXPERIENCE.  Purchaser (i) is experienced in evaluating and investing
          ----------
in companies such as the Company, (ii) understands that it may lose its entire investment in the Company and can afford to sustain such loss and (iii) is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT").

     8.4  FOREIGN PERSON.  Purchaser is not a "U.S. Person" (as such term is
          --------------
defined in Rule 902(o) of Regulation S promulgated under the Securities Act).

     8.5  INVESTMENT.  Purchaser is acquiring the Shares for investment for its
          ----------
own account, not for the account or benefit of a U.S. Person and not with the view to, or for resale in connection with, any distribution thereof, including, without limitation, immediate resale or distribution into the United States, except in compliance with U.S. federal and state securities laws. As of the date hereof, Purchaser has no present plan or intention to sell all or a portion of the Shares in the United States at any predetermined time, and Purchaser has made no predetermined arrangements to sell all or a portion of the Shares.

     8.6  RULE 144.  Purchaser acknowledges that the Shares must be held
          --------
indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions (which conditions cannot presently be satisfied).

     8.7  AUTHORIZATION.  This Agreement and the Escrow Agreement have been duly
          -------------
authorized by and are valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally.

     8.8  INDEPENDENT INVESTIGATION.  In making its investment decision to
          -------------------------
purchase the Shares, Purchaser has relied solely upon an independent investigation made by it and its representatives, if any, of the Company, and Purchaser is not relying on any oral or written representations, warranties or other assurances from Seller or any of Seller's representatives with respect to the Company or its business, operations, prospects, management or financial affairs. Prior to the Closing Date, Purchaser has been afforded access and opportunity to examine all publicly available books and records of the Company and all other publicly available documents relating to the Company. Purchaser has had an opportunity to discuss the Company's business, operations, prospects, management and financial affairs with the Company's management, and the Company has furnished Purchaser with copies of all documents which Purchaser has requested.

                                   SECTION 9

                       RESTRICTIONS ON TRANSFERABILITY OF
                       ----------------------------------
                   SECURITIES; COMPLIANCE WITH SECURITIES ACT
                   ------------------------------------------

     9.1  RESTRICTIONS ON TRANSFERABILITY.  The Shares shall not be
          -------------------------------
transferable except in compliance with U.S. federal and state securities laws.

     9.2  RESTRICTIVE LEGEND.  Each certificate representing the Shares, or any
          ------------------
other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT.


                                   SECTION 10

                                INDEMNIFICATION
                                ---------------

     10.1 INDEMNIFICATION.  Purchaser agrees to indemnify and hold harmless
          ---------------
Seller, and the Seller agrees to indemnify and hold harmless the Purchaser, from and against any losses, claims, damages or liabilities (or actions, claims or proceedings in respect thereof) to which the other party may become subject arising out of or based upon any breach of any representation, warranty or agreement of the other party herein contained, and Purchaser and Seller agree to reimburse each other for any legal or other expenses reasonably and properly incurred by the applicable party hereto in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement shall be in addition to any liabilities or remedies which the parties hereto may otherwise have.

     10.2 PROCEDURE.  Promptly after receipt by an indemnified party under this
          ---------
Section 10.2 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 10. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with appropriate local counsel) approved by the indemnifying party representing all the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved the terms of such settlement, which consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from any and all liability on any and all claims that are the subject matter of such proceeding.


                                   SECTION 11

                                 MISCELLANEOUS
                                 -------------

     11.1 GOVERNING LAW.  This Agreement shall be governed by, and construed and
          -------------
enforced in accordance with, the laws of the State of Florida.

     11.2 CONSENT TO SERVICE AND JURISDICTION.  Purchaser, by the execution and
          -----------------------------------
delivery of this Agreement, designates and appoints CT Corporation System as the authorized agent of Purchaser upon whom process may be served in any suit, proceeding or other action against Purchaser instituted by Seller or by any person controlling Seller as to which Seller or any such controlling person is a party and based upon this Agreement, or in any other action against Purchaser in any United States federal or state court sitting in the County of Broward, arising out of the transactions contemplated by this Agreement and the Escrow Agreement, and

Purchaser expressly accepts jurisdiction of any such court in respect of any such suit, proceeding or other action and, without limiting other methods of obtaining jurisdiction, expressly submits to personal jurisdiction of any such court in respect of any such suit, proceeding or other action. Such designation and appointment shall be irrevocable, unless and until a successor authorized agent in the United States reasonably acceptable to Seller shall have been appointed by Purchaser, such successor shall have accepted such appointment and written notice thereof shall have been given to Seller. Purchaser further agrees that service of process upon its authorized agent or successor shall be deemed in every respect personal service of process upon Purchaser in any such suit, proceeding or other action. In the event that service of any process or notice or motion or other application to any such court in connection with any such action or proceeding cannot be made in the manner described above, such service may be made in the manner set forth in conformance with the Hague Convention on the Service Abroad of Judicial and Extrajudicial Documents of Civil and Commercial Matters or any successor convention or treaty. Purchaser hereby irrevocably waives any objection that it may have or hereafter have to the laying of venue of any such action or proceeding arising out of or based on the Shares, this Agreement or the Escrow Agreement, or otherwise relating to the sale of the Shares in any United States federal or state court sitting in the County of Broward, and each hereby further irrevocably waives any claim that any such action or proceeding in any such court has been brought in an inconvenient forum. Purchaser agrees that any final judgment after exhaustion of all appeals or the expiration of time to appeal in any appeals or proceeding arising out of the sale of the Shares, this Agreement or the Escrow Agreement rendered by any such federal court or state court shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing contained in this Agreement shall affect or limit the right of Seller to serve any process or notice of motion or other application in any other manner permitted by law or limit or affect the right of Seller to bring any action or proceeding against Purchaser or any of its property in the courts of any other jurisdiction. Purchaser further agrees to take any and all action, including the execution and filing of all such instruments and documents, as may be necessary to continue such designation and appointment or such substitute designation and appointment in full force and effect. Purchaser and Seller hereby agree to the exclusive jurisdiction of the courts of the State of Florida, or the federal courts sitting in the County of Broward, in connection with any action brought by either party.

     11.3 SUCCESSORS AND ASSIGNS.  Except as otherwise expressly provided
          ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     11.4 ENTIRE AGREEMENT.  This Agreement and the other documents delivered
          ----------------
pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject hereof and thereof. Except as otherwise expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by written instrument signed by Seller and Purchaser.

     11.5 NOTICES, ETC.
          -------------

          (a) All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class, registered or certified mail, postage prepaid, or delivered either by hand or by messenger, or sent via telex, telecopier, computer mail or other electronic means, addressed (A) if to Purchaser, at Neil Myerson, Solicitors, The Cottages, Regent Road, Altrincham, Cheshire, WA14 1RX, England (Ref: NEM) (facsimile number: 0161 941 3719) or at such other address as Purchaser shall have furnished to Seller in writing, or (B) if to any other holder of any Shares, at such address as such holder shall have furnished to Seller in writing, or, until any such holder so furnishes an address to Seller, then to and at the address of the last holder thereof who has so furnished an address to Seller, or (C) if to Seller, at 14000 N.W. 4th Street, Sunrise, Florida 33325, Attention: President, (facsimile no.: 954-845-0428), or at such other address as Seller shall have furnished to Purchaser and each such other holder in writing.

          (b) Any notice or other communications so addressed and mailed, postage prepaid, by registered or certified mail (in each case, with return receipt requested) shall be deemed to be given when so mailed. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.

     11.6 DELAYS OR OMISSIONS.  No delay or omission to exercise any right,
          -------------------
power or remedy accruing hereunder, upon any breach or default under this Agreement, shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law, shall be cumulative and not alternative.

     11.7 RIGHTS; SEPARABILITY.  In case any provision of this Agreement shall
          --------------------
be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     11.8 FURTHER ASSURANCE.  The Seller shall take all necessary and reasonable
          -----------------
steps and co-operate fully with the Purchaser to ensure that it obtains the full benefit of the Shares and shall execute such documents and take such other reasonable steps (or procure other necessary parties so to do) as are necessary or appropriate for vesting in the Purchaser all its rights and interests in the Shares.

     11.9 BROKER.  Except for fees owed by the Company to Helix Capital
          ------
Services, L.L.C. (as set forth in the Escrow Agreement), each of Seller and Purchaser represents and warrants that it has retained no finder or broker or other person or firm in connection with the transactions contemplated by this Agreement.

     11.10  LEGAL FEES AND EXPENSES.  Each party shall bear the expenses and
            -----------------------
legal fees incurred on its behalf with respect to this Agreement, the Escrow Agreement and the transactions contemplated hereby and thereby.

     11.11  TITLES AND SUBTITLES.  The titles of the Sections and subsections of
            --------------------
this Agreement are for convenience or reference only and are not to be considered in construing this Agreement.

     11.12  COUNTERPARTS.  This Agreement may be executed in counterparts, each
            ------------
of which when so executed and delivered shall constitute a complete and original instrument but all of which together shall constitute one and the same agreement, and it shall not be necessary when making proof of this Agreement or any counterpart thereof to account for any other counterpart.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.


                              KELLSTROM INDUSTRIES, INC.


                                  /s/ Zivi R. Nedivi
                              By:______________________________________________
                                   Name:  Zivi R. Nedivi
                                   Title:  Chief Executive Officer and President


                              HORSHAM ENTERPRISES


                                 /s/ Neil Myerson
                              By:______________________________________________
                                 Name: Neil Myerson
                                 Title:

                                   EXHIBIT A
                                   ---------

                             FORM OF OPTION NOTICE


TO:  Kellstrom Industries, Inc.
     14000 N.W. 4th Street
     Sunrise, FL 33325
     USA


Dear Sirs:

Option Notice to call for Kellstrom Industries, Inc. to subscribe for [the
--------------------------------------------------------------------------
applicable number of] Ordinary Shares of 0.002 NIS (New Israeli Shekels) each of
--------------------------------------------------------------------------------
Rada Electronic Industries Limited (the "Second Ordinary Shares").
-----------------------------------------------------------------

Pursuant to Section 2.1 of the stock purchase agreement made between us dated June 1, 1997 (the "Stock Purchase Agreement"), we hereby give you irrevocable notice that we hereby exercise the Option (as defined in the Stock Purchase Agreement).

We accordingly require fulfillment of the Condition Precedent (as defined in the Stock Purchase Agreement) by the Long Stop Date (as defined in the Stock Purchase Agreement) subject to Section 4.1 of the Stock Purchase Agreement.

Dated:



__________________________________________________
For and on behalf of Horsham Enterprises Limited

                                   EXHIBIT B
                                   ---------

                            FORM OF ESCROW AGREEMENT


     THIS ESCROW AGREEMENT (this "ESCROW AGREEMENT"), dated as of the ___ day of _____, 1997, by and among RADA ELECTRONIC INDUSTRIES LIMITED, an Israeli corporation ("RADA") having offices at Medinat Hayehudim 12, Herzlia-Pituach, Israel 46120, HORSHAM ENTERPRISES LIMITED, a British Virgin Islands corporation ("HORSHAM") having offices at Columbus Centre Building, Wickams Cay, Road Town, Tortola, British Virgin Islands, KELLSTROM INDUSTRIES, INC., a Delaware corporation ("KELLSTROM") having offices at 14000 N.W. 4th Street, Sunrise, Florida 33325, and FULBRIGHT & JAWORSKI L.L.P., a Texas limited liability partnership ("ESCROW AGENT") having offices at 666 Fifth Avenue, New York, New York 10103.

     WHEREAS, pursuant to a certain stock purchase agreement (the "RADA-KELLSTROM AGREEMENT"), of even date, by and between Rada and Kellstrom, Rada agrees to sell to Kellstrom, and Kellstrom agrees to buy from Rada, _________ ordinary shares, NIS 0.002 par value per share (the "SECOND ORDINARY SHARES"), of Rada;

     WHEREAS, pursuant to a certain stock purchase agreement (the "KELLSTROM-HORSHAM AGREEMENT" and, together with the Rada-Kellstrom Agreement, the "AGREEMENTS"), dated June 1, 1997, by and between Kellstrom and Horsham, Kellstrom granted to Horsham an option (the "OPTION") to require Kellstrom to sell to Horsham the Second Ordinary Shares upon satisfaction of certain conditions, which Option has been exercised and which conditions have been satisfied;

     WHEREAS, pursuant to the Kellstrom-Horsham Agreement, Kellstrom further agreed to sell to Horsham an additional 100,000 Ordinary Shares of Rada (the "FIRST ORDINARY SHARES" and, together with the Second Ordinary Shares, the "SHARES") upon satisfaction of certain conditions, which conditions have been satisfied;

     WHEREAS, pursuant to each of the Agreements, the delivery of the Shares and the payment therefor is to be performed in accordance with, and subject to, the terms and conditions set forth herein; and

     WHEREAS, the parties hereto desire that Fulbright & Jaworski L.L.P. serve as Escrow Agent in connection with the consummation of the transactions contemplated by the Agreements, the date of such consummation hereafter referred to as the "CLOSING DATE";

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein, the parties hereto agree as follows:

     (A)  ESCROWED PROPERTY.  On or prior to the Closing Date, Escrow Agent
          -----------------
shall receive, and hold in escrow pursuant to this Escrow Agreement, the following (collectively, the "ESCROWED PROPERTY"):

          certificate(s) representing the Second Ordinary Shares from Rada, representing delivery of the Second Ordinary Shares issued and sold by Rada to Kellstrom pursuant to the Rada-Kellstrom Agreement and sold by Kellstrom to Horsham pursuant to the Kellstrom-Horsham Agreement;

          certificate(s) representing the First Ordinary Shares from Kellstrom, representing delivery of the First Ordinary Shares sold by Kellstrom to Horsham pursuant to the Kellstrom-Horsham Agreement;

          U.S. $__________ from Horsham, representing payment by Horsham to Kellstrom of the purchase price for the Shares;

          four (4) executed original signature pages to the Rada-Kellstrom Agreement from Rada;

          four (4) executed original signature pages to the Rada-Kellstrom Agreement from Kellstrom;

          four (4) executed original signature pages to the Kellstrom-Horsham Agreement from Horsham;

          four (4) executed original signature pages to the Kellstrom-Horsham Agreement from Kellstrom;

          seven (7) executed original signature pages to this Escrow Agreement from Rada;

          seven (7) executed original signature pages to this Escrow Agreement from Horsham;

          seven (7) executed original signature pages to this Escrow Agreement from Kellstrom; and

          seven (7) executed original signature pages to this Escrow Agreement from Escrow Agent.

     (B)  DEPOSIT OF FUNDS.  To the extent the funds identified in Section
          ----------------
1(iii) above are received by Escrow Agent prior to the Closing Date, Escrow Agent shall deposit such funds into an interest bearing escrow account maintained by Escrow Agent at Citibank, N.A. (the "Account"). Horsham shall be entitled to all interest earned on such funds deposited into the Account prior to the Closing Date.

     (C)  INVESTMENT OF ESCROWED PROPERTY.  Other than the deposit of the above-
          -------------------------------
described funds into the Account, Escrow Agent shall be under no obligation to invest the Escrowed Property.

     (D)  DISBURSEMENT OF ESCROWED PROPERTY.  Upon receipt by Escrow Agent of
          ---------------------------------
all Escrowed Property identified in Section 1 above and confirmation to proceed [via facsimile] from each of the other parties hereto, Escrow Agent shall distribute the Escrowed Property as follows:

          certificates representing the Shares to Horsham on behalf of Kellstrom, including the Second Ordinary Shares delivered by Rada to Kellstrom pursuant to the Rada-Kellstrom Agreement;

          U.S. $301,000.00 to Kellstrom on behalf of Horsham, representing payment of the purchase price for the First Ordinary Shares owed pursuant to the Kellstrom-Horsham Agreement;

          U.S. [$130,000.00] to Helix Capital Services, L.L.C. on behalf of Rada, representing payment of a financial advisory fee;

          U.S. $_________ to Escrow Agent on behalf of Rada, representing payment of legal fees and expenses incurred by Kellstrom in connection with the transactions contemplated by the Agreements and reimbursed by Rada;

          U.S. $_________ to Rada on behalf of Kellstrom, representing payment of the purchase price for the Second Ordinary Shares sold by Rada to Kellstrom pursuant to the Rada-Kellstrom Agreement, less the amounts described in items (iii) and (iv) above;

          one (1) fully-executed original of each of the Rada-Kellstrom Agreement and this Escrow Agreement to each of Rada and its counsel;

          one (1) fully-executed original of each of the Kellstrom-Horsham Agreement and this Escrow Agreement to each of Horsham and its counsel;

          one (1) fully-executed original of each of the Agreements and this Escrow Agreement to Kellstrom; and

          one (1) fully-executed original of each of the Agreements and this Escrow Agreement to Escrow Agent.

     (E)  NO IMPLIED DUTIES OF ESCROW AGENT.  It is expressly agreed and
          ---------------------------------
understood that (i) Escrow Agent is serving solely as an accommodation to the other parties hereto and Escrow Agent shall not be liable to any of the other parties hereto or any other person for any error of judgment, mistake or act of omission hereunder or any matter or thing arising out of its conduct hereunder, except for Escrow Agent's willful misconduct or gross negligence,
(ii) Escrow Agent shall have, and be under, no other duties or obligations and shall not be required to perform any tasks other than those expressly described herein, (iii) Escrow Agent is acting hereunder as a depository only and is not responsible or liable in any manner whatsoever for the identity, authority or rights of any person claiming to have rights to the Escrowed Property or for the terms and conditions of any instrument pursuant to which the other parties hereto may act and (iv) Escrow Agent is acting, and may continue to act, as counsel to Kellstrom in connection with various legal matters, including but not limited to, any dispute which may arise as to the proper application of the Escrowed Property and/or the Agreement and any disputes or litigation which may arise with respect thereto and/or thereunder.

     (F)  RELIANCE OF ESCROW AGENT ON DOCUMENTS.  Escrow Agent may (i) act in
          -------------------------------------
reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, (ii) assume the validity and accuracy of any statement or assertion contained in such a writing or instrument and (iii) assume that any person purporting to give any writing, notice, advice, or instructions in connection with the provisions of this Escrow Agreement has been duly authorized to do so. Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, execution or validity of any instrument or copy of any instrument deposited in escrow, nor as to the identity, authority or right of any person executing the same, and its duties shall be limited to those specifically provided in this Escrow Agreement.

     (G)  INDEMNIFICATION OF ESCROW AGENT.  Unless Escrow Agent discharges any
          -------------------------------
of its duties under this Escrow Agreement in a grossly negligent manner or is guilty of willful misconduct with regard to its duties under this Escrow Agreement, Escrow Agent shall not be liable to any person for any action taken or loss suffered by such person, nor for any mistake of fact, error of judgment, or for any actions or omissions of any kind. The other parties hereto shall, jointly and severally, indemnify Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings, or other expenses, fees, or charges of any character or nature, public or private, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Escrow Agreement, and shall indemnify Escrow Agent against any and all expenses, including reasonable attorneys' fees and the cost of defending any action, suit or proceeding or resisting any claim in such capacity, both at the trial and appellate levels.

     (H)  DISPUTES AND INTERPLEADER.  In the event of any dispute between any of
          -------------------------
the parties hereto relating to delivery of the Escrowed Property by Escrow Agent or to any other matter arising out of this Escrow Agreement, Escrow Agent may submit the matter to a court of competent jurisdiction in the State of New York in an interpleader or similar action. Escrow Agent shall perform any acts ordered by any court of competent jurisdiction, without any liability or obligation to any party hereunder by reason of such act.

     (I)  CONSULTATION WITH COUNSEL.  Escrow Agent may consult with counsel of
          -------------------------
its own choice and shall have full and complete authorization and protection to act in accordance with the opinion of such counsel as to any matters in connection with this Escrow Agreement to the extent that any act or failure to act undertaken on the advice of counsel is undertaken in good faith and is not contrary to the specific provisions of this Escrow Agreement. Escrow Agent shall not be liable for (i) any action taken in reliance upon the advice of counsel and in good faith or (ii) any mistakes of fact or errors of judgment, or for any acts or omissions of any kind, unless any of such actions, omissions or mistakes are caused by its gross negligence or willful misconduct.

     (J)  RESIGNATION OF ESCROW AGENT.  The term of this Escrow Agreement shall
          ---------------------------
begin on the effective date hereof and still continue as long as Escrow Agent holds the Escrowed Property hereunder. Escrow Agent may resign by notice given to the other parties hereto at least 30 days prior to the effective date of resignation. If a successor escrow agent is not appointed by the other parties hereto within a reasonable period of time after receipt of such notice, Escrow Agent may petition a court of competent jurisdiction to name a successor. Upon the effective date of its resignation hereunder, Escrow Agent shall be released from any further obligations hereunder.

     (K)  NOTICES.
          -------

          (a) All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class, registered or certified mail, postage prepaid, or delivered either by hand or by messenger, or sent via telex, telecopier, computer mail or other electronic means, addressed (A) if to Rada, at Medinat Hayehudim 12, Herzlia-Pituach, Israel 46120, Attention: ___________, (facsimile no.: _____________), or at such other address as Rada shall have furnished to the other parties hereto in writing, or (B) if to Kellstrom, at 14000 N.W. 4th Street, Sunrise, Florida 33325, Attention: President, (facsimile no.: 954-845-0428), or at such other address as Kellstrom shall have furnished to the other parties hereto in writing, or (C) if to Horsham, at Neil Myerson Solicitors, The Cottages, Regent Road, Altrincham, Chesire, WA14 1RX, England (Ref: NEM) (facsimile no.: 0161 941 3719), or at such other address as Horsham shall have furnished to the other parties hereto in writing, or (D) if to Escrow Agent, at 666 Fifth Avenue, New York, New York 10103, Attention: Richard H. Gilden, (facsimile no.: 212/752-5958), or at such other address as Escrow Agent shall have furnished to the other parties hereto in writing.

          (b) Any notice or other communications so addressed and mailed, postage prepaid, by registered or certified mail (in each case, with return receipt requested) shall be deemed to be given when so mailed. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.

     (L)  ENTIRE AGREEMENT.  This Escrow Agreement and the other documents
          ----------------
delivered pursuant hereto, including the Agreements, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Except as otherwise expressly provided herein, neither this Escrow Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the parties hereto.

     (M)  GOVERNING LAW.  This Escrow Agreement shall be governed by, and
          -------------
construed and enforced in accordance with, the laws of the State of New York.

     (N)  COUNTERPARTS.  This Escrow Agreement may be executed in counterparts,
          ------------
each of which when so executed and delivered shall constitute a complete and original instrument but all of which together shall constitute one and the same agreement, and it shall not be necessary when making proof of this Escrow Agreement or any counterpart thereof to account for any other counterpart.

     IN WITNESS WHEREOF, the parties have caused this Escrow Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

                              RADA ELECTRONIC INDUSTRIES LIMITED

                              By:_____________________________________________
                                 Name:
                                 Title:


                              HORSHAM ENTERPRISES

                              By:_____________________________________________
                                 Name:
                                 Title:


                              KELLSTROM INDUSTRIES, INC.

                              By:_____________________________________________
                                 Name:
                                 Title:


                              FULBRIGHT & JAWORSKI L.L.P., solely in its capacity as Escrow Agent

                              By:_____________________________________________
                                 Name:  Richard H. Gilden
                                 Title: Partner